Exhibit 10.3

GCP APPLIED TECHNOLOGIES INC.
EXECUTIVE SALARY PROTECTION PLAN

AS ADOPTED BY
GCP APPLIED TECHNOLOGIES INC.
EFFECTIVE FEBRUARY 4, 2016

Exhibit 10.3

GCP APPLIED TECHNOLOGIES INC.
EXECUTIVE SALARY PROTECTION PLAN

INTRODUCTION

Effective February 4, 2016, GCP Applied Technologies Inc., (“GCP"), adopted the GCP Applied Technologies Inc. Executive Salary Protection Plan (the "Plan") for the purpose of providing salary continuation benefits in the event of the death or disability of an Eligible Executive (as described in the Plan) of GCP or its subsidiaries.

Exhibit 10.3

GCP APPLIED TECHNOLOGIES INC.
EXECUTIVE SALARY PROTECTION PLAN

§1.    Purpose of the Plan

To induce the employment or continued employment of Key Employees and to enable the Company to compete with other corporations offering benefits in obtaining and retaining the services of competent executives, in order that the interests of the Company may be advanced.

§2.    Definitions

Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this section.

(a)    "Board of Directors": The Board of Directors of the Company.

(b)	"Committee": The Committee designated to administer the ESP Plan pursuant to the provision of §3.

(c)	"Company": GCP Applied Technologies Inc.

(d)	"Eligible Executive": A Key Employee who is eligible to participate in the ESP Plan in accordance with standards established by the Committee pursuant to §4(a).

(e)
"ESP Agreement": An Agreement entered into between the Company and an Eligible Executive pursuant to the provision of §4(b), providing for the continuance of the Eligible Executive's Recognized Compensation in the event of death or disability (as determined in accordance with §4(b)).

(f)	"ESP Plan" or "Plan": The Executive Salary Protection Plan of the Company herein set forth as the same may from time to time be amended.

(g)
"Key Employee": An employee of the Company or of a Subsidiary, including an officer or director who is an employee, who in the opinion of the Committee can contribute significantly to the growth and successful operations of the Company or a Subsidiary.

(h)	"Officers": The chairman, vice chairmen, chief executive officer, president, treasurer and all executive vice presidents, senior vice presidents, and vice presidents of the Company.

(i)
"Recognized Compensation": The base monthly salary of the Eligible Executive as of the time of death or disability (as determined in accordance with §4(b)), or at such other time as shall be specified by the Committee; provided that the Committee may specify a fixed amount which may be higher or lower than the Eligible Executive's base monthly salary, and provided further that Recognized Compensation shall not exceed the highest base salary earned by the Eligible Executive during the five years preceding his death or disability (as determined in accordance with §4(b)) in any event.

(j)
"Subsidiary": A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

§3.    Administration

(a)    The ESP Plan shall be administered by the Compensation Committee of the Board of Directors; provided that no member of the Committee shall be eligible to participate in the Plan while serving on the Committee.

Exhibit 10.3

(b)    The Committee may establish such rules and regulations, not inconsistent with the provisions of the ESP Plan, as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries, its shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.
(c)    [Intentionally Blank]
(d)    Members of the Board of Directors and members of the Committee acting under the ESP Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

§4.    Executive Salary Protection Agreements

(a)    Officers, and such other Key Employees as the Committee shall from time to time select, shall be eligible to participate in the ESP Plan. The Committee may require participants in the Plan to meet such standards of health as the Committee may from time to time establish, and, for this purpose, the Committee may require the employee to furnish information as to his physical condition and medical history and to submit to one or more physical examinations.
(b)    Upon a Key Employee's qualification as an Eligible Executive, the Company may enter into an agreement with such employee providing for the continued payment of his Recognized Compensation in the event he should die or become disabled while an active employee of the Company or a Subsidiary. An Eligible Executive shall be determined to be disabled for purposes of the ESP Plan if and when he is determined to be disabled pursuant to the GCP Applied Technologies Inc. Long Term Disability Income Plan.
(i)    The agreement shall provide for the continuation, in the event of such employee's death (except as otherwise provided in subparagraph (iii) of this paragraph (b)), of his Recognized Compensation for such periods as the Committee may determine, provided that the amounts and the periods do not exceed the following:
(A)    100% of his Recognized Compensation for the first twelve (12) months following death;

Exhibit 10.3

(B)    50% of his Recognized Compensation for the next one-hundred-eight (108) months; provided that, in the event the employee dies at age 56 or thereafter, the payments referred to in this clause (B) shall not be continued for more than the following periods:

Maximum
Age at Death                Number of Monthly Payments

56                        96
57                        84
58                        72
59                        60
60                        54
61                        48
62                        48
63                        48
64                        48
65                        42
66                        36
67                        30
68                        24
69                        18

(ii)    The agreement shall also provide for the continuation, in the event that an Eligible Executive shall become disabled, of his Recognized Compensation for such periods as the Committee may determine, provided that the amounts and the periods do not exceed the following:
(A)    100% of his Recognized Compensation for the first twelve (12) months after he has become disabled;
(B)    60% of his Recognized Compensation until he attains age 65, provided that in the event he becomes disabled at age 60 or thereafter, the payments referred to in this clause (B) shall not be continued for more than the following periods:

Age at Date of Disability	Number of Months of Compensation After 12 Months at 100%
60	48
61	36
62	30
63	24
64	18
65	12
66	9
67	6
68	3
69	0

The agreement shall further provide that no Eligible Executive shall be entitled to any continuation of Recognized Compensation in accordance with this subparagraph (ii) unless he is a participant in the GCP Applied Technologies Inc. Long Term Disability Income Plan, and that any amounts which may be payable to him in accordance with this subparagraph:

Exhibit 10.3

(ii) shall be reduced by (x) the amount of any benefits payable to him under the GCP Applied Technologies Inc. Long Term Disability Income Plan and under any other disability payment arrangement between him and the Company or a Subsidiary, and any social security benefits payable to him, for any reason, or to any members of his family by reason of his disability, and (y) from and after the date he reaches age 62, any retirement benefits to which he may be entitled under any retirement plan of the Company or a Subsidiary.

(iii)    The agreement shall also provide for the continuation, in the event of an Eligible Executive's death while he is receiving payments provided for in subparagraph (ii) of this paragraph (b), of his Recognized Compensation for such periods as the Committee may determine, provided that the amounts and the periods do not exceed the amounts and periods specified in clauses (A) and (B) of subparagraph (i) of this paragraph (b).

(c)    The payments provided for in an ESP Agreement (other than payments provided for in accordance with subparagraph (ii) of paragraph (b) of this §4) shall be made to the beneficiary or beneficiaries (which may include one or more trusts or other entities) of the employee designated by him in accordance with the provisions of the ESP Agreement, or, if no such designation was effectively made, such payments shall be made to the employee's estate or other person or persons entitled to receive the same under the laws of testate or intestate succession, as the case may be.

(d)    All rights of an employee under an ESP Agreement shall terminate (i) thirty (30) days following the date upon which he retires or otherwise (except by reason of death or disability) ceases to be an active employee of the Company or a Subsidiary, or (ii) thirty (30) days following the date upon which written notice is given to him that the Committee has determined that he is no longer a Key Employee, whichever is earlier. A leave of absence, if approved by the Committee, shall not be deemed a cessation of employment or a loss of Key Employee status within the meaning of this paragraph.

(e)    Subject to compliance with the provisions of this Plan, each ESP Agreement shall contain such other terms and conditions and shall be in such form as the Committee may determine. Without limiting the foregoing, the ESP Agreement may, if so prescribed by the Committee, include a requirement that the employee contribute towards the cost of the benefits provided thereunder.

§5.    Insurance

Upon the determination of the Committee, the Company may procure one or more life insurance policies, including group policies, on the lives of Eligible Executives covered by the ESP Plan or may by other appropriate means provide for the payment of all or part of its obligations under the ESP Plan. All rights and incidents of ownership in any such insurance policies or in any other assets of the Company shall belong to the Company; and no employee (individually or as a member of the group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any such insurance policies or assets.

§6.    General Provisions

(a)    Nothing in the ESP Plan nor in any ESP Agreement or instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary, or shall affect the right of the Company or of a Subsidiary to terminate the employment of any employee with or without cause.

Exhibit 10.3

(b)    No ESP Agreement shall become effective unless and until all legal requirements applicable thereto have, in the opinion of counsel to the Company, been complied with.

(c)    The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Company or a Subsidiary determines it is required to withhold in connection with any ESP Agreement, or any contribution or payment thereunder.

(d)    Nothing in the ESP Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

(e)    Any other provision of this Plan to the contrary notwithstanding, if an Eligible Executive becomes entitled to benefits under this Plan at the time that the Company determines such Executive is a “specified employee”, within the meaning of Code section 409A(a)(2)(B), then such Executive shall not be paid any benefits that would be regarded as compensation deferred under a “nonqualified deferred compensation plan”, within the meaning of that Code section, prior to a date that is 6 months after the Executive’s “separation from service” (within the meaning of Code section 409A(2)(A)(i)) from the Company or, if sooner, his date of death or the date the Executive becomes “disabled” (within the meaning of Code section 409A(2)(C)).

(f)    The ESP Plan may be amended or terminated by the Board of Directors at any time provided, however, that no such amendment or termination shall adversely affect the rights of an employee under an ESP Agreement unless thirty (30) days' prior written notice thereof is given to the employee, and, provided further, that no such amendment or termination shall adversely affect the rights of a deceased employee under an ESP Agreement except as otherwise provided therein.

Exhibit 10.3

GCP APPLIED TECHNOLOGIES INC.

EXECUTIVE SALARY PROTECTION PLAN AGREEMENT

FOR

____________________________

Exhibit 10.3

GCP APPLIED TECHNOLOGIES INC.

EXECUTIVE SALARY PROTECTION PLAN AGREEMENT

This Agreement is made and entered into as of _____________, by and between GCP Applied Technologies Inc. (hereinafter referred to as the "Company"), and ____________________ (hereinafter referred to as "Employee").

In consideration of the past and future services of the Employee, it is hereby mutually agreed as follows:

§1.    Payment of Death and Disability Benefits

(a)    If Employee dies or becomes disabled (as provided in subparagraph (ii) of this Section 1(a)) while an active employee of the Company or a Subsidiary (as defined in Section 2 of the ESP Plan), the Company or the Subsidiary by which Employee is employed (said employing entity being hereinafter referred to as the "Employer") will pay to Employee's Beneficiary (as defined herein), as a death benefit (in the event of death), or to Employee (in the event of disability), the percentages of his "Recognized Compensation" for the number of months determined as set forth below. For the purposes of this Agreement, Employee's Recognized Compensation shall be his base monthly salary as of the time of death or disability.

(i)    In the event of death (except as otherwise provided in subparagraph (iii) of this Section 1(a)), the following payments shall apply:

(A)    100% of Employee's Recognized Compensation for the first twelve (12) months following death;

(B)    50% of Employee's Recognized Compensation for the next one-hundred-eight (108) months; provided that, in the event Employee dies at age 56 or thereafter, the payments referred to in this clause (B) shall not be continued for more than the following number of months:

Maximum Age at Death	Number of Monthly Payments
56	96
57	84
58	72
59	60
60	54
61	48
62	48
63	48
64	48
65	42
66	36
67	30
68	24
69	18

Exhibit 10.3

(ii)    In the event of disability (Employee shall be determined to be disabled for purposes of this Agreement if and when he is determined to be disabled pursuant to the GCP Applied Technologies Inc. Long Term Disability Income Plan ("LTD Plan")), the following payments shall apply:

(A)    100% of Employee's Recognized Compensation for the first twelve (12) months after he has become disabled;

(B)    60% of Employee's Recognized Compensation until he attains age 65, provided that in the event he becomes disabled at age 60 or thereafter, the payments referred to in this clause (B) shall not be continued for more than the following number of months:

Age at Date of Disability	Number of Months of Compensation after 12 Months at 100%
60	48
61	36
62	30
63	24
64	18
65	12
66	9
67	6
68	3
69	0

and provided further that Employee shall not be entitled to any continuation of Recognized Compensation in accordance with this subparagraph (ii) unless he is a participant in the LTD Plan, and any amounts which may be payable to him in accordance with this subparagraph (ii) shall be reduced by (x) the amount of any benefits payable to him under the LTD Plan and under any other disability payment arrangement between him and the Company or a Subsidiary, and any social security benefits payable to him, for any reason, or to any members of his family by reason of his disability, and (y) from and after the date he reaches age 62, any retirement benefits to which he may be entitled under any retirement plan of the Company or a Subsidiary.

(iii)    In the event of Employee's death while he is receiving payments provided for in subparagraph (ii) of this Section 1(a), the payments provided for in subparagraph (i) of this Section 1(a) shall apply.

(b)    As used herein, the term "Beneficiary" of Employee shall mean the person or persons (which may include, without limitation, the Employee's estate or one or more trusts or other entities) designated by Employee in a "Designation of Beneficiary" filed with the Company. Such "Designation of Beneficiary" shall be in such form as the Committee (as defined in Section 2 of the ESP Plan) may from time to time prescribe or accept. The Employee may at any time change any such designation of Beneficiary by filing a new form with the Company. If Employee has not made any such designation, or if any such designation shall not be effective, "Beneficiary" shall mean Employee's estate or other person or persons entitled to receive the payments herein provided for under the laws of testate or intestate succession, as the case may be. In the event the Employer has any doubt as to the proper person or persons entitled to receive payments due hereunder, the Employer shall have the right to withhold such payments until the matter is decided by a court of competent jurisdiction.

Exhibit 10.3

§2.    Termination

(a)    All rights of Employee hereunder shall terminate (i) thirty (30) days following the date upon which he retires or otherwise (except by reason of death or disability) ceases to be an active employee of the Company or a Subsidiary or (ii) thirty (30) days following the date upon which written notice is given to him that the Committee has determined that he is no longer a Key Employee (as defined in Section 2 of the ESP Plan), whichever is earlier. A leave of absence, if approved by the Committee, shall not be deemed a cessation of employment or a loss of Key Employee status within the meaning of this paragraph.

(b)    Subject to the provisions of Section 6(e) of the ESP Plan, this Agreement shall terminate or be deemed amended if the ESP Plan is terminated or amended, as the case may be.

(c)    In the event that the Company shall, pursuant to Section 5 of the ESP Plan, at any time procure any life insurance policy on the life of Employee (or that Grace Connecticut procured any such life insurance policy prior to the effective date of this Agreement), the Company may terminate this agreement and the Company's obligations hereunder if the issuer of such insurance policy shall cancel such policy (or the coverage extended to Employee's life) by reason of a misrepresentation or omission made by Employee prior to the date of such policy relating to his age, physical condition or medical history.

(d)    Employee may terminate this Agreement at any time upon thirty (30) days' written notice to the Company.

§3.    General

(a)    All rights and incidents of ownership in any life insurance policies that the Company may procure (or that were procured by Grace Connecticut prior to the effective date of this Agreement) on the life of Employee pursuant to Section 5 of the ESP Plan shall belong to the Company or to Grace Connecticut, as the case may be; and neither Employee, nor any Beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any such insurance policies or other assets of the Company.

(b)    Subject to Section 6(c) of the ESP Plan, Employee shall not be obligated to contribute towards the cost of the benefits herein provided.

(c)    This Agreement is issued pursuant to the ESP Plan which is incorporated herein by reference. Each term defined in the ESP Plan shall have the same meaning herein as therein, unless the context otherwise requires. This Agreement is subject to the terms and conditions of the ESP Plan and shall be construed to conform to such Plan.

(d)    Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed properly given if sent by registered or certified mail, addressed as follows:

(i)    Notices to Employee:

(ii)    Notices to the Company:
WILLIAM MCCALL
Chief Human Resources Officer
62 Whittmore Avenue
Cambridge, Massachusetts

Exhibit 10.3

Either party may, from time to time, change the address to which notices to it shall be mailed by giving notice of such new address in the manner provided herein.

Exhibit 10.3

IN WITNESS WHEREOF, Employee and the Company have executed this Agreement as of the date first above written.

__________________________________

GCP Applied Technologies Inc.

__________________________________
By:    William McCall
Chief Human Resources Officer